UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  June 5, 2015

Highlight Networks, Inc.

(Exact name of registrant as specified in its charter)

(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Nevada	333-153575	26-1507527
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYEE IDENTIFICATION NO.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.01 Change in Control of Registrant.

On June 5, 2015, Legacy International Holdings Group, LLC., and Allied Crown Enterprises Limited, entered into a share purchase agreement (the "SPA") to purchase 98% of the outstanding capital stock of Highlight Networks, Inc., from Infanto Holding Corp. for an aggregate purchase price of $315,000. The purchase represented 98% of Highlight Networks, Inc., or 57,000,000 shares of restricted common stock. The equity portion of the transaction was acquired by Legacy International Holdings Group, LLC for $65,000, and Allied Crown Enterprises Limited acquired the outstanding debt for $250,000. As of the date referenced in this action, Highlight Networks, Inc. had 58,167,600 shares issued and outstanding.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain officers; Compensatory Arrangements of Certain Officers.

On June 15, 2015, Infanto Holding Corp. elected Jose R. Mayorquin as Director of Highlight Networks, Inc. and following the closing of the SPA on June 18, 2015, Alfonso Knoll, President, Director and Chief Executive Officer and Joseph C. Passalaqua, Director and Chief Financial Officer resigned their respective positions. Alfonso Knoll and Joseph C. Passalaqua's resignation was in connection with the consummation of the SPA between the parties and was not the result of any disagreement with the Company on any matter relating to the Company's operations, policies or practices. Following the vacancies created by Alfonso Knoll and Joseph C. Passalaqua resignations, acting at the sole member of the Board of Directors, Jose R. Mayorquin, elected himself as President, Chief Executive Officer, Chief Financial Officer and Chairman of the Board of Directors.

Biographical Information for Jose R. Mayorquin

Jose R. Mayorquin, Age 45, President, Chief Executive Officer, Chief Financial Officer and Chairman of the Board of Directors

Mr. Mayorquin began his career in 1987 in his family owned business, MY Seafood. After graduating from Chula Vista Christian High School, he went on to study business administration in Tulsa, Oklahoma from 1991-1995. In 1995 he helped found a non-profit organization, El Camino Christian Communities, while at the same time managing sales at MY Seafood. He began a nonprofit organization in 1997, and is the President of La Roca Christian Communities with locations in the United States and Mexico. From 2003-2007 he was president of Mayorquin Development. From 2007-2012 he was President of Legacy International Holdings, and from 2013-2017, the acting President of Royal Capital Holdings, a company that oversees investments in Real Estate, mining, and other venture opportunities.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statement and Exhibits.

(d) Exhibits

Exhibit Number	Description
17.1	Alfonso Knoll resignation letter dated June 18, 2015
17.2	Joseph C. Passalaqua resignation letter dated June 18, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Highlight Networks, Inc.

By: /s/ Jose R. Mayorquin

Name: Jose R. Mayorquin

Title: President, Chief Executive Officer, Chief Financial Officer and Chairman of the Board of Directors

Dated: January 27, 2017

-3-